Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

18 U.S.C. Certification of Donny R. Johnson
Executive Vice President-Chief Financial Officer of
Duckwall-ALCO Stores, Inc.

In connection with the Annual Report on Form 10-K of Duckwall-ALCO Stores, Inc., a Kansas corporation (the “Company”), for the year ended January 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies pursuant to 18 U.S.C. Section 1350, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and;

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc. and will be retained by Duckwall-ALCO Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  April 15, 2010

                                                    By:    /s/    Donny R. Johnson
                                                               Donny R. Johnson
                                                           Executive Vice President-Chief Financial Officer